UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 12, 2003

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of	(Commission File Number)	( IRS Employer
incorporation or organization)		Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Date of report: February 12, 2003

Item 5. Other Events

     First Citizens Banc Corp (FCZA), Sandusky, Ohio is announcing 2002 earnings of $7,127,000 or $1.48 per share. This is a 13.8% increase from 2001 of $1.30 per share and compares to $1.39 per share in 2000. First Citizens Banc Corp affiliates are The Citizens Banking Company, The Castalia Banking Company, The Farmers State Bank, R. A. Reynolds Appraisal Service, Inc., SCC Resources, Inc., Mr. Money Finance Company, First Citizens Title Insurance Agency and First Citizens Insurance Agency.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens Banc Corp

/S/ David A. Voight David A. Voight President	February 12, 2003 Date